Exhibit 10.14G
Amendment No. 6 to
CONSULTING AGREEMENT
By and Between
Avalon Pharmaceuticals, Inc. and Bradley G. Lorimier
     The parties hereby agree, effective August 1, 2007 (“Effective Date”), to amend the Consulting Agreement by and between Avalon Pharmaceuticals, Inc. (“Company” or “the Company”) and Bradley G. Lorimier (“Consultant” or “the Consultant”) as set forth herein.
     1) For purposes of this “Amendment No. 6”, “Agreement” shall refer to the Consulting Agreement between the parties dated February 1, 2000 (including, without limitation, all Exhibits and Addendums to that Consulting Agreement).
     2) Company and Consultant agree to amend and extend the term of the Agreement to have a Renewal Term expiring December 31, 2008, at which time the Agreement shall automatically renew each January 1 thereafter for additional terms of twelve (12) months each (“Renewal Term”) unless either party gives to the other party at least thirty (30) days written notice of termination.
     3) As of the Effective Date, Consultant’s compensation will be $4,583.33 per month (or $55,000 per year).
     4) All provisions of the Agreement shall continue in full force and effect and shall apply with full force and effect to this Amendment No. 6, except where expressly superseded herein. The Agreement is hereby incorporated by reference into this Amendment No. 6 as if fully set forth herein.
     In witness whereof, the parties have executed this Amendment No. 6 as of the Effective Date set forth above.
Agreed:

COMPANY		CONSULTANT

By:	/s/ Kenneth C. Carter, Ph.D.	/s/ Bradley G. Lorimier

	Kenneth C. Carter, Ph.D.	Bradley G. Lorimier
President & CEO